UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 3, 2016
Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
The Annual Shareholders’ Meeting (the “Meeting”) of Wal-Mart Stores, Inc. (the “Company”) was held on June 3, 2016 in Fayetteville, Arkansas. As of the close of business on April 8, 2016, the record date for the Meeting, there were 3,138,772,275 shares of the Company’s common stock outstanding, with each share entitled to one vote. The holders of 2,915,881,446 shares of the Company’s common stock were present in person or represented by proxy at the Meeting. At the Meeting, the Company’s shareholders voted on the matters set forth below.

Election of Directors
The Company’s shareholders elected for one-year terms all twelve persons nominated for election as directors as set forth in the Company’s proxy statement dated April 20, 2016. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
James I. Cash, Jr.	2,600,498,164	77,051,749	1,810,138	236,521,395
Pamela J. Craig	2,629,026,709	48,630,734	1,702,608	236,521,395
Timothy P. Flynn	2,629,112,355	48,431,158	1,816,538	236,521,395
Thomas W. Horton	2,671,268,116	6,273,195	1,818,740	236,521,395
Marissa A. Mayer	2,530,688,953	146,900,938	1,770,160	236,521,395
C. Douglas McMillon	2,665,978,957	11,606,968	1,774,126	236,521,395
Gregory B. Penner	2,619,986,969	57,561,384	1,811,698	236,521,395
Steven S Reinemund	2,549,230,623	128,268,081	1,861,347	236,521,395
Kevin Y. Systrom	2,540,122,104	137,390,427	1,847,520	236,521,395
S. Robson Walton	2,551,475,123	126,198,882	1,686,046	236,521,395
Steuart L. Walton	2,624,872,775	52,767,234	1,720,042	236,521,395
Linda S. Wolf	2,534,876,697	142,728,271	1,755,083	236,521,395

Company Proposals
Advisory Vote on Executive Compensation. The Company’s shareholders voted upon and approved, by nonbinding, advisory vote, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement dated April 20, 2016. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
2,272,025,485	402,606,704	4,727,862	236,521,395

2016 Associate Stock Purchase Plan. The Company’s shareholders voted upon and approved the Wal-Mart Stores, Inc. 2016 Associate Stock Purchase Plan. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
2,661,833,994	14,574,198	2,951,859	236,521,395

Ratification of Independent Accountants.  The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered accountants for the fiscal year ending January 31, 2017. The votes on this proposal were as follows:

For	Against	Abstain
2,901,090,937	11,865,748	2,924,761

There were no broker non-votes with respect to this proposal.

Shareholder Proposals
The Company’s shareholders voted upon and rejected a shareholder proposal regarding a policy that the chairman of the Company’s board of directors be independent. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
396,909,819	2,237,552,918	44,897,314	236,521,395

The Company’s shareholders voted upon and rejected a shareholder proposal requesting an annual report from the Compensation, Nominating and Governance Committee of the Company’s board of directors regarding the Company’s incentive compensation programs. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
253,176,260	2,380,812,752	45,371,039	236,521,395

The Company’s shareholders voted upon and rejected a shareholder proposal requesting that the Company’s board of directors review the Company’s guidelines for selecting countries and regions where the Company conducts operations and report criteria for operating in and withdrawing from high-risk regions. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
18,560,978	2,492,734,631	168,064,442	236,521,395

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 7, 2016

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate